Exhibit 99-14
                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


This Amendment is dated the 15th day of December, 2004, and is by and between Dixon Ticonderoga Company, a Delaware corporation) the "Company") and Leonard D. Dahlberg, Jr. (the "Executive").

Background:

     I. The Company and Executive entered into an Employment Agreement dated as of January 1, 1995 , which was amended by an Amendment to Employment Agreement approved by the Company's Compensation Committee on July 7, 2004 pursuant to authority granted to that Committee by the Company's Board of Directors (the "Amendment"). The Agreement dated January 1, 1995, as amended by the Amendment, is referred to herein as the "Employment Agreement."

     II. The Company contemplates entering into a Merger Agreement (the "Merger Agreement") with Fila-Fabbrica Italiana Lapis ed Affini S.p.A. (the "Buyer").

     III. The execution of this Second Amendment was required by the Buyer as a condition to the Buyer's entering into the Merger Agreement so that the Buyer will have the Executive's participation in management of the Company after completion of the transactions contemplated by the Merger Agreement.

     IV. The purpose of this Second Amendment is to further amend certain provisions of the Employment Agreement as set forth in this Second Amendment, conditioned upon the consummation of the tender offer contemplated by the Merger Agreement.

For valuable consideration, the Company and the Executive agree as follows.

     1. Background Statements. The background statements set forth above are true and correct and are incorporated herein by reference.

     2. Restriction on Exercise of Termination Rights. The Executive shall not be entitled to terminate the Employment Agreement because of a Change in Control (as that term is defined in the Employment Agreement) until the expiration of the twelve month period immediately following the payment by the Buyer for shares of Company common stock pursuant to the Offer (as that term is defined in the Merger Agreement), which twelve month period is hereinafter referred to as the "Transition Period").

     3. Exclusion from Computation of Bonus. The bonus paid to the Executive under the Company's Success Bonus Plan upon payment by the Buyer for shares of Company common stock pursuant to the Offer will not be included in computing the average bonus for severance purposes under Section 6(d)(iii) of the Employment Agreement.


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     4. Termination after Change in Control. For purposes of this Agreement, the payment by the Buyer for shares of Company common stock pursuant to the Offer (as that term is defined in the Merger Agreement) shall constitute a Change in Control giving rise to the right of Executive to terminate his Employment for Good Reason under the Employment Agreement. Notwithstanding the provision contained in the second paragraph of Section 5(d) of the Employment Agreement that states "Good Reason" shall mean (A) a Change in Control (as defined below), provided, however, that a termination by the Executive due to a Change in Control must be within 12 months after the effective date of such Change in Control," the Executive shall have the right to terminate his employment for Good Reason as a result of a Change in Control only during the three month period immediately following the end of the Transition Period.

     5. Condition Precedent. This Second Amendment is expressly conditioned upon payment by the Buyer for shares of Company common stock pursuant to the Offer and if such payment is not made, this Second Amendment shall be null and void.

     6. Effect of Amendment. Except as amended hereby, all terms of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum on the date and year first above written.

                                          DIXON TICONDEROGA COMPANY,
                                          a Delaware corporation


                                          By: /s/ Richard F. Joyce
                                              --------------------
                                          As its: Vice Chairman and Co-CEO


                                          Executive

                                          /s/ Leonard D. Dahlberg, Jr.
                                          ----------------------------
                                          Leonard D. Dahlberg, Jr.